AMENDED AND RESTATED
                         SHAREHOLDER SERVICES AGREEMENT

     AGREEMENT to be effective December 13, 2004 by and between PRINCIPAL MANAGEMENT CORPORATION, (the "Administrator") and Employee Benefit Services, Inc. ("EBS").

     WHEREAS, The Administrator has entered into an Administrative Services Agreement with Principal Investors Fund, Inc. (the "Fund") pursuant to which the Administrator has agreed to provide certain shareholder services to retirement plans that are beneficial owners of the Plan Classes, as defined in the Administrative Services Agreement, of each of the series of the Fund that currently exists or hereafter is created and that offer the Plan Classes (the "Series"); and

     WHEREAS, EBS intends to act as plan administrator for certain Plans (the "EBS Plans"); and

     WHEREAS, The Administrator desires to contract with EBS to provide certain shareholder services for the EBS Plans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF SHAREHOLDER SERVICING AGENT

     The Administrator hereby appoints EBS to act as a shareholder servicing agent for the EBS Plans and to provide the services set forth below and EBS agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth.

2.   SERVICES FURNISHED BY EBS

     EBS shall provide the shareholder and administrative services set forth below (the "Shareholder Services") to the EBS Plans and shall pay all expenses associated with providing those services. Shareholder Services shall not include any activities or expenses that are primarily intended to result in the sale of additional shares of the Fund. Shareholder Services and related expenses may include, but are not limited to, the following:

(a) receiving, aggregating and processing purchase, exchange and redemption requests from EBS Plans and placing purchase, exchange and redemption orders with the Fund's transfer agent;
(b) providing EBS Plans with a service that invests the assets of their accounts in shares pursuant to pre-authorized instructions;
(c) processing dividend payments from the Fund on behalf of EBS Plans and changing shareholder account designations; (d) maintaining account records for EBS Plans; (e) providing notification to EBS Plans regarding transactions affecting their accounts; (f) forwarding prospectuses, financial reports, tax information and other communications from the Fund to EBS Plans; (g) distributing, receiving, tabulating and transmitting voting instructions from EBS Plans; and (h) other similar administrative services.

     In the carrying out of this function, EBS may contract with others, including companies affiliated with EBS, for data systems, processing services and other administrative services. EBS may at any time or times in its discretion appoint (and may at any time remove) other parties, including companies affiliated with EBS, as its agent to carry out such provisions of the Agreement as EBS may from time to time direct; provided, however, that the appointment of any such agent shall not relieve EBS of any of its responsibilities or liabilities hereunder.

3.   COMPENSATION FOR SERVICES

     The Administrator will pay EBS a fee as described in Appendix A hereto for services provided pursuant to this agreement.

4.   LIMITATION OF LIABILITY OF EBS

     EBS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on EBS's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

5.   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Administrator or by EBS.

6.   AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7.   ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Administrator and EBS for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.

8.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                        Principal Management Corporation

                                        /s/ Ernest H. Gillum
                        By
                               Ernest H. Gillum, Vice President


                        Employee Benefit Services, Inc.


                        By               /s/ Andrew P. Dalgliesh
                               Andrew P. Dalgliesh, Chief Financial Officer

                         PRINCIPAL INVESTORS FUND, INC.
                                   SCHEDULE A
The Administrator shall pay EBS a fee as indicated in the following table for services EBS provides as described in this Agreement:


                                                            Annualized Fee as a
                                                           Percentage Of Average
              Series                    Share Class           Daily Net Assets

LargeCap Value                     Advisors Preferred                 0.088%
LargeCap Growth                    Advisors Preferred                 0.088%
MidCap Blend                       Advisors Preferred                 0.088%
MidCap Value                       Advisors Preferred                 0.088%
MidCap Growth                      Advisors Preferred                 0.088%
SmallCap Value                     Advisors Preferred                 0.088%
SmallCap Blend                     Advisors Preferred                 0.088%
SmallCap Growth                    Advisors Preferred                 0.088%
LargeCap S&P 500 Index             Advisors Preferred                 0.044%
MidCap S&P 400 Index               Advisors Preferred                 0.044%
SmallCap S&P 600 Index             Advisors Preferred                 0.044%
Real Estate Securities             Advisors Preferred                 0.044%
Bond & Mortgage Securities         Advisors Preferred                 0.088%
Partners Global Equity             Advisors Preferred                 0.088%
Partners LargeCap Blend            Advisors Preferred                 0.088%
Partners LargeCap Growth I         Advisors Preferred                 0.088%
Partners LargeCap Growth II        Advisors Preferred                 0.088%
Partners LargeCap Value            Advisors Preferred                 0.088%
Partners LargeCap Value I          Advisors Preferred                 0.088%
Partners LargeCap Value II         Advisors Preferred                 0.088%
Capital Preservation Fund          Advisors Preferred                 0.088%
Partners LargeCap Blend I          Advisors Preferred                 0.088%
Diversified International Fund     Advisors Preferred                 0.198%
International Emerging Markets     Advisors Preferred                 0.198%
Government Securities              Advisors Preferred                 0.088%
High Quality Short Term Bond       Advisors Preferred                 0.044%
High Quality Long Term Bond        Advisors Preferred                 0.044%
High Quality Int Term Bond         Advisors Preferred                 0.044%
Inflation Protection               Advisors Preferred                 0.044%
Money Market                       Advisors Preferred                 0.088%
International Growth Fund          Advisors Preferred                 0.198%
Partners MidCap Growth             Advisors Preferred                 0.088%
Partners MidCap Growth II          Advisors Preferred                 0.088%
Partners MidCap Value              Advisors Preferred                 0.088%
Partners SmallCap Value            Advisors Preferred                 0.088%
Partners SmallCap Growth I         Advisors Preferred                 0.088%
Partners SmallCap Growth II        Advisors Preferred                 0.088%
Partners SmallCap Growth III       Advisors Preferred                 0.088%
Partners SmallCap Value I          Advisors Preferred                 0.088%
Partners SmallCap Value II         Advisors Preferred                 0.088%
Partners SmallCap Blend            Advisors Preferred                 0.088%
Disciplined LargeCap Blend         Advisors Preferred                 0.088%
Partners Large Cap Growth          Advisors Preferred                 0.088%
LargeCap Value                     Preferred                          0.084%
LargeCap Growth                    Preferred                          0.084%
MidCap Blend                       Preferred                          0.084%
MidCap Value                       Preferred                          0.084%
MidCap Growth                      Preferred                          0.084%
SmallCap Value                     Preferred                          0.084%
SmallCap Blend                     Preferred                          0.084%
SmallCap Growth                    Preferred                          0.084%
LargeCap S&P 500 Index             Preferred                          0.042%
MidCap S&P 400 Index               Preferred                          0.042%
SmallCap S&P 600 Index             Preferred                          0.042%
Real Estate Securities             Preferred                          0.042%
Bond & Mortgage Securities         Preferred                          0.084%
Partners Global Equity             Preferred                          0.084%
Partners LargeCap Blend            Preferred                          0.084%
Partners LargeCap Growth I         Preferred                          0.084%
Partners LargeCap Growth II        Preferred                          0.084%
Partners LargeCap Value            Preferred                          0.084%
Partners LargeCap Value I          Preferred                          0.084%
Partners LargeCap Value II         Preferred                          0.084%
Capital Preservation Fund          Preferred                          0.084%
Partners LargeCap Blend I          Preferred                          0.084%
Diversified International Fund     Preferred                          0.189%
International Emerging Markets     Preferred                          0.189%
Government Securities              Preferred                          0.084%
High Quality Short Term Bond       Preferred                          0.042%
High Quality Long Term Bond        Preferred                          0.042%
High Quality Int Term Bond         Preferred                          0.042%
Inflation Protection               Preferred                          0.042%
Money Market                       Preferred                          0.084%
International Growth Fund          Preferred                          0.189%
Partners MidCap Growth             Preferred                          0.084%
Partners MidCap Growth II          Preferred                          0.084%
Partners MidCap Value              Preferred                          0.084%
Partners SmallCap Value            Preferred                          0.084%
Partners SmallCap Growth I         Preferred                          0.084%
Partners SmallCap Growth II        Preferred                          0.084%
Partners SmallCap Growth III       Preferred                          0.084%
Partners SmallCap Value I          Preferred                          0.084%
Partners SmallCap Value II         Preferred                          0.084%
Partners SmallCap Blend            Preferred                          0.084%
Disciplined LargeCap Blend         Preferred                          0.084%
Partners LargeCap Growth           Preferred                          0.084%
LargeCap Value                     Select                             0.092%
LargeCap Growth                    Select                             0.092%
MidCap Blend                       Select                             0.092%
MidCap Value                       Select                             0.092%
MidCap Growth                      Select                             0.092%
SmallCap Value                     Select                             0.092%
SmallCap Blend                     Select                             0.092%
SmallCap Growth                    Select                             0.092%
LargeCap S&P 500 Index             Select                             0.046%
MidCap S&P 400 Index               Select                             0.046%
SmallCap S&P 600 Index             Select                             0.046%
Real Estate Securities             Select                             0.046%
Bond & Mortgage Securities         Select                             0.092%
Partners Global Equity             Select                             0.092%
Partners LargeCap Blend            Select                             0.092%
Partners LargeCap Growth I         Select                             0.092%
Partners LargeCap Growth II        Select                             0.092%
Partners LargeCap Value            Select                             0.092%
Partners LargeCap Value I          Select                             0.092%
Partners LargeCap Value II         Select                             0.092%
Capital Preservation Fund          Select                             0.092%
Partners LargeCap Blend I          Select                             0.092%
Diversified International Fund     Select                             0.207%
International Emerging Markets     Select                             0.207%
Government Securities              Select                             0.092%
High Quality Short Term Bond       Select                             0.046%
High Quality Long Term Bond        Select                             0.046%
High Quality Int Term Bond         Select                             0.046%
Inflation Protection               Select                             0.046%
Money Market                       Select                             0.092%
International Growth Fund          Select                             0.207%
Partners MidCap Growth             Select                             0.092%
Partners MidCap Growth II          Select                             0.092%
Partners MidCap Value              Select                             0.092%
Partners SmallCap Value            Select                             0.092%
Partners SmallCap Value I          Select                             0.092%
Partners SmallCap Value II         Select                             0.092%
Partners SmallCap Growth I         Select                             0.092%
Partners SmallCap Growth II        Select                             0.092%
Partners SmallCap Growth III       Select                             0.092%
Partners SmallCap Blend            Select                             0.092%
Disciplined LargeCap Blend         Select                             0.092%
Partners LargeCap Growth           Select                             0.092%